Exhibit 23.1



	 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Corcom, Inc. on Form S-8 (File No. 2-96731,33-22257, 33-41142, and 33-80204) of our report dated February 29, 1996, on our audits of the consolidated financial statements and financial statement schedules of Corcom, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.


s/s Coopers & Lybrand L.L.P.
Chicago, Illinois
February 29, 1996
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